Exhibit 1

FPL GROUP, INC.

Common Stock
$0.01 Par Value

DISTRIBUTION AGENCY AGREEMENT

January 27, 2009

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010

Dear Sirs:

1. Introductory.  FPL Group, Inc., a Florida corporation ("FPL Group"), agrees with Credit Suisse Securities (USA) LLC (the "Manager") that FPL Group may issue and sell from time to time during the term of this Agreement through the Manager, as sales agent and/or as principal, shares of its common stock, $0.01 par value (the "Common Stock"), having a gross sales price of up to $400,000,000 (the "Maximum Amount") on the terms set forth herein (the "Shares").

FPL Group agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement with the Manager in form and substance satisfactory to the Manager relating to such sale in accordance with Section 3 of this Agreement (each, a "Terms Agreement").

2. Representations and Warranties of FPL Group.  FPL Group represents and warrants to the Manager that:

(a) FPL Group has filed with the Securities and Exchange Commission (the "Commission") a joint registration statement, as amended, with FPL Group Capital Inc, a Florida corporation and a wholly-owned subsidiary of FPL Group ("FPL Group Capital"), FPL Group Capital Trust II, FPL Group Capital Trust III (together with FPL Group Capital Trust II, "FPL Group Capital Trust"), FPL Group Trust I, FPL Group Trust II (together with FPL Group Trust I, "FPL Group Trust"), Florida Power & Light Company, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II (together with Florida Power & Light Company Trust I, "Florida Power & Light Company Trust," and together with FPL Group Capital Trust and FPL Group Trust, the "Trusts") on Form S-3, including a prospectus (Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08) ("Registration Statement No. 333-137120"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of securities of the registrants, including the Shares.  Such registration statement has become effective and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of FPL Group, threatened by the Commission.  References herein to the term "Registration Statement" as of any given time shall mean Registration Statement No. 333-137120, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 ("Incorporated Documents") and any prospectus or prospectus supplement relating to the Shares deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified.  References herein to the term "Registration Statement" without reference to a time means the Registration Statement as of the date and time that it and any post-effective amendments thereto become or became effective, which time shall be considered the "Effective Date" of the Registration Statement.  For purposes of the definitions of "Registration Statement" in the preceding two sentences, information contained in any prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  References herein to the term "Prospectus" shall mean the prospectus (the "Base Prospectus") relating to FPL Group, FPL Group Capital, FPL Group Trust and FPL Group Capital Trust and contained in Post-Effective Amendment No. 1 to Registration Statement No. 333-137120 ("Post-Effective Amendment No. 1"), including all Incorporated Documents and any prospectus supplement to the Base Prospectus relating to the Shares deemed to be a part of Registration Statement No. 333-137120 that has not been superseded or modified, including a prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B, which prospectus supplement shall be considered to be included in the Prospectus as of the time at which such prospectus supplement is filed with the Commission pursuant to Rule 424 of the general rules and regulations of the Securities Act ("Rule 424").  "Applicable Time" means the time of each sale of any Shares pursuant to this Agreement and any Terms Agreement.  Notwithstanding the foregoing, for purposes of the foregoing definitions, following the filing and effectiveness of any new registration statement filed by FPL Group with the Commission upon the occurrence of any event described in Section 4(j) or 4(k) hereof, all references to "Registration Statement" included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, which shall be deemed to be Incorporated Documents hereunder, and all references to "Prospectus" included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective, and any prospectus supplement relating to the Shares that has not been superseded or modified.

(b) The Registration Statement constitutes an "automatic shelf registration statement" (as defined in Rule 405 under the Securities Act) filed within three years of the date hereof.  Furthermore, (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or form of prospectus), and (iii) at the time FPL Group or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, FPL Group was a "well known seasoned issuer" as defined in Rule 405, including not having been an "ineligible issuer" (as defined in Rule 405 under the Securities Act); the Registration Statement became effective upon filing; and no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by FPL Group and not removed.

(c) The Registration Statement (i) at the Effective Date, (ii) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) on each Settlement Date (as defined in Section 3(a)(vi)) fully complied and will fully comply in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder.  The Prospectus (i) on its date, (ii) at the time of filing the Prospectus pursuant to Rule 424, (iii) at each Applicable Time and (iv) on each Settlement Date will fully comply in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and at each Settlement Date the Registration Statement will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at each Applicable Time and at each Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this subsection (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL Group by or on behalf of the Manager expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company ("DTC") Book-Entry-Only System that are based solely on information contained in published reports of DTC.  The Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Exchange Act, and the applicable rules and regulations of the Commission thereunder.

(d) As of each Applicable Time, the Pricing Disclosure Package (as defined below) did not contain and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL Group by or on behalf of the Manager expressly for use in connection with the preparation of the Prospectus or any Issuer Free Writing Prospectus (as defined below), or to any statements in or omissions from the Prospectus or any Issuer Free Writing Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.  References to the term "Pricing Disclosure Package" shall mean as of any time the Prospectus and any Permitted Free Writing Prospectuses (as defined below).  References to the term "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.  References to the term "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares to which it relates or until any earlier date that FPL Group notified or notifies the Manager as described in Section 4(m) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus, including any Incorporated Document that has not been superseded or modified.  The foregoing sentence does not apply to any statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to FPL Group by the Manager, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof.

(f) The financial statements included as part of or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Registration Statement present fairly the consolidated financial condition and results of operations of FPL Group and its subsidiaries taken as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement; and Deloitte & Touche LLP, which has audited the audited financial statements of FPL Group included as part of or incorporated by reference therein, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(g) Except as disclosed in or contemplated by the Pricing Disclosure Package, since the respective most recent times as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in the business, properties or financial condition of FPL Group and its subsidiaries taken as a whole whether or not in the ordinary course of business, nor has any transaction been entered into by FPL Group or any of its subsidiaries that is material to FPL Group and its subsidiaries taken as a whole, other than changes and transactions disclosed in or contemplated by the Pricing Disclosure Package and transactions in the ordinary course of business.  FPL Group and its subsidiaries have no liability or contingent obligation material to FPL Group and its subsidiaries taken as a whole, which is not disclosed in or contemplated by the Pricing Disclosure Package.  Except as disclosed in the Pricing Disclosure Package, there has been no dividend or distribution of any kind declared or paid by FPL Group on any class of its capital stock other than customary quarterly cash dividends on the Common Stock declared and paid by FPL Group in a per share amount at least equal to the per share amount of the last dividend declared and paid prior to the date of this Agreement.

(h) This Agreement has been, and any Terms Agreement at the time of execution and delivery thereof will have been, and the consummation of the transactions contemplated by FPL Group herein and therein have been or will be, duly authorized by all necessary corporate action of FPL Group in accordance with the provisions of its Restated Articles of Incorporation, as amended (the "FPL Group Charter"), bylaws and applicable law.

(i) The execution and delivery by FPL Group of this Agreement and any Terms Agreement, the issuance and sale of the Shares by FPL Group and the compliance by FPL Group with all the terms and provisions hereof and of any Terms Agreement will not violate any of the terms or provisions of the FPL Group Charter or bylaws, or result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which FPL Group or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL Group or any of its subsidiaries issued by any federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL Group or its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL Group and its subsidiaries taken as a whole.

(j) FPL Group or one or more of its direct or indirect subsidiaries owns all of the common stock (with respect to those subsidiaries which are organized as corporations) or other ownership interests (with respect to those subsidiaries which are organized as limited liability companies) of FPL Group's direct or indirect significant subsidiaries (as defined in Regulation S-X), free and clear of all liens, encumbrances and adverse claims, except such liens, encumbrances or adverse claims as do not materially affect the value thereof.  As of December 31, 2008, FPL Group's direct and indirect significant subsidiaries (as defined in Regulation S-X) are Florida Power & Light Company, FPL Group Capital, NextEra Energy Resources, LLC, ESI Energy, LLC and FPL Energy Seabrook, LLC.

(k) FPL Group and each of its direct and indirect significant subsidiaries (as defined in Regulation S-X) have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to do business and are in good standing as foreign corporations or other entities in each jurisdiction in which their respective ownership of properties or the conduct of their respective businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of FPL Group and its subsidiaries taken as a whole, and have the power and authority as corporations or other entities necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(l) The Shares and all outstanding shares of capital stock of FPL Group have been duly authorized by FPL Group.  The authorized capital stock of FPL Group is as set forth in the Pricing Disclosure Package.  All outstanding shares of capital stock of FPL Group are, and on each date when Shares are delivered and paid for pursuant to this Agreement or any Terms Agreement, such Shares will have been, validly issued, fully paid and nonassessable, and the rights and obligations related thereto will conform to the information in the Pricing Disclosure Package and to the description of Common Stock contained in the Prospectus.  The shareholders of FPL Group have no preemptive rights with respect to the Shares.

(m) The Shares have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to notice of issuance.

(n) FPL Group is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds from the Shares as described in the Pricing Disclosure Package and the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(o) The Common Stock is an "actively-traded security" exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by or on behalf of FPL Group for the consummation of the transactions contemplated by this Agreement or any Terms Agreement in connection with the issuance and sale of the Shares by FPL Group, except such consents, approvals, authorizations, filings or orders as have been obtained and made under the Securities Act, or, to the extent such consents, approvals, authorizations, filings or orders are not required on the date hereof, such as shall be obtained or made on a timely basis under the Securities Act in accordance with the terms of this Agreement or any such Terms Agreement, and as may be required under state securities laws.

(q) FPL Group has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of FPL Group to facilitate the sale or resale of the Shares.

(r) Except as disclosed in the Pricing Disclosure Package, there are no material pending actions, suits or proceedings against or affecting FPL Group, any of its subsidiaries or any of their respective properties that, if determined adversely to FPL Group or any of its subsidiaries, might reasonably be expected to have a material adverse effect on FPL Group and its subsidiaries taken as a whole, or would materially and adversely affect the ability of FPL Group to perform its obligations under this Agreement or any Terms Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are pending or, to FPL Group's knowledge, threatened.

(s) FPL Group and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13(a)-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and that, except as disclosed in the Pricing Disclosure Package, are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

In addition, any certificate signed by any officer of FPL Group and delivered to the Manager or counsel for the Manager in connection with the sale of the Shares shall be deemed to be a representation and warranty by FPL Group, as to matters covered thereby, to the Manager.

3. Sale and Delivery of the Shares.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, FPL Group agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for FPL Group, the Shares on the following terms.

(i)
The Shares are to be sold on a daily basis or otherwise, in each case as shall be agreed by FPL Group and the Manager, on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) FPL Group has instructed the Manager by duly executed Placement Instruction (as defined below) to make such sales and (C) FPL Group has satisfied its obligations under Section 5 of this Agreement.  FPL Group's instruction to the Manager shall be substantially in the form attached hereto as Schedule A (each, a "Placement Instruction").  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the Shares designated for sale in FPL Group's Placement Instruction.  A Placement Instruction shall be effective unless and until (I) all Shares to be issued thereunder have been sold, or (II) FPL Group withdraws such Placement Instruction (which withdrawal shall be effected in the same manner as the issuance of such Placement Instruction) before all of the Shares to be issued thereunder have been sold (which withdrawal shall be effective with respect to such number of such Shares which have not been sold prior to the Manager's receipt of such notice of withdrawal).

(ii)
FPL Group or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties' respective obligations with respect to the Shares sold under this Agreement prior to the giving of such notice.

(iii)
The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of FPL Group, pursuant to this Section 3(a), other than (A) by means of ordinary brokers' transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Securities Act or any other method permitted by law that is deemed to constitute an "at-the-market" offering of the Shares as defined in Rule 415 under the Securities Act (such transactions are hereinafter referred to as "At the Market Offerings") and (B) such other sales of the Shares on behalf of FPL Group in its capacity as agent of FPL Group as shall be agreed by FPL Group and the Manager.  FPL Group acknowledges and agrees that in the event (A) a sale of Shares on behalf of FPL Group designated in the applicable Placement Instruction would constitute the sale of a "block" within the meaning of Rule 10b-18(a)(5) under the Exchange Act or a "distribution" within the meaning of Rule 100 of Regulation M under the Exchange Act or (B) in connection with a sale of Shares designated in such Placement Instruction that is not an At the Market Offering, the Manager reasonably believes, and has so advised FPL Group prior to the sale of any such Shares, that it may be deemed an "underwriter" under the Securities Act in connection with a sale referred to in clause (A) or (B) above, FPL Group will, if it does not withdraw the applicable Placement Instruction following its receipt of such notice, provide to the Manager, at the Manager's request upon reasonable advance notice to FPL Group, on or prior to the Settlement Date with respect to the sale of the Shares designated in such Placement Instruction, the opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5 hereof that FPL Group would be required to provide to the Manager in connection with a sale of the Shares pursuant to a Terms Agreement, each dated such Settlement Date, and such other documents and information as the Manager shall reasonably request.

(iv)
The compensation to the Manager, as an agent of FPL Group, for sales of the Shares shall be 0.75% of the gross sales price of the Shares sold pursuant to this Section 3(a).  Such rate of compensation shall not apply when the Manager acts as principal.  The proceeds of the sale of any Shares, after deduction of (A) such compensation payable to the Manager with respect to such sale and (B) any transaction fees imposed by any governmental or self-regulatory organization with respect to such sale, shall constitute the net proceeds to FPL Group for such sale of such Shares (the "Net Proceeds").

(v)
The Manager shall provide written confirmation to FPL Group following the close of trading on the NYSE each day on which the Shares are sold under this Section 3(a) setting forth the amount of Shares sold on such day, the compensation payable by FPL Group to the Manager with respect to such sales, and the Net Proceeds to FPL Group with respect to such sales.

(vi)
Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made, unless FPL Group and the Manager agree on a later date (each such day or later date for settlement, a "Settlement Date").  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by FPL Group to the Manager against payment of the Net Proceeds from the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager's account at DTC in return for payments in same day funds delivered to the account designated by FPL Group.  If FPL Group shall fail to deliver the Shares on any Settlement Date, FPL Group shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such failure by FPL Group and (B) pay the Manager any compensation payable pursuant to clause (iv) of this Section 3(a) to which it would otherwise be entitled absent such default.  If the Manager shall fail to deliver Net Proceeds on any Settlement Date for the Shares delivered by FPL Group, the Manager will, in addition to its liability for such Net Proceeds amount, pay FPL Group interest on the amount of such Net Proceeds based on the effective overnight Federal Funds rate.

(vii)
At each Applicable Time, Settlement Date and Representation Date (as defined below), FPL Group shall be deemed to have affirmed that each representation and warranty contained in this Agreement is true and correct in all respects as though made at and as of such date.  Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of FPL Group shall be subject to the continuing accuracy of the representations and warranties of FPL Group herein, to the performance by FPL Group of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(b)
(i)  If FPL Group wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement (each, a "Principal Transaction"), it will notify the Manager of the proposed terms of such Principal Transaction.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with FPL Group, wishes to accept amended terms, the Manager and FPL Group will enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)
The terms set forth in a Terms Agreement will not be binding on FPL Group or the Manager unless and until FPL Group and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement and any Terms Agreement exceed the Maximum Amount.

(d) The Manager shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.  If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, such party shall promptly notify the other party thereof, whereupon sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that exemptive provision or another exemptive provision shall have been satisfied in the judgment of each party.

(e) Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager.  The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of FPL Group herein contained and shall be subject to the relevant terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to FPL Group for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

(f) No sales of Shares shall take place, and FPL Group shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which FPL Group is or could be deemed to be in possession of material non-public information.

(g)  FPL Group acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to FPL Group or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and FPL Group.

4. Certain Agreements of FPL Group.  FPL Group agrees with the Manager that:

(a) FPL Group will timely file the Prospectus with the Commission pursuant to Rule 424.  The prospectus supplement relating to the Shares proposed to be filed pursuant to Rule 424 shall be substantially in the form delivered to the Manager prior to the execution of this Agreement.  FPL Group will comply with Rule 433 under the Securities Act in connection with the offering and sale of the Shares, including applicable provisions in respect of timely filing with the Commission, legending and record-keeping.  On or subsequent to the date of this Agreement, FPL Group may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Securities Act or a Current Report on Form 8-K in order to file one or more opinions of counsel and any documents executed in connection with the offering of the Shares.

(b) On the date of this Agreement, FPL Group will deliver to the Manager and to counsel for the Manager one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of FPL Group to be in the form amended by Post-Effective Amendment No. 1, including all Incorporated Documents and exhibits, except those exhibits incorporated by reference, which relate to the Shares, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto (and will promptly deliver to the Manager and to counsel for the Manager similar documents relating to any new registration statement filed by FPL Group relating to the Shares).  As soon as practicable after the date of this Agreement and from time to time thereafter, FPL Group will deliver or cause to be delivered to the Manager as many copies of the Prospectus (or of the Prospectus as amended or supplemented if FPL Group shall have made any amendments or supplements thereto after the date hereof) and any Issuer Free Writing Prospectus as the Manager may reasonably request for the purposes contemplated by the Securities Act.

(c) FPL Group has paid or caused to be paid or will pay or cause to be paid all expenses in connection with the (i) preparation and filing of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, (ii) issuance and delivery of the Shares as provided in Section 3 hereof, and (iii) printing and delivery at the request of the Manager, in reasonable quantities, of copies of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus.  FPL Group will pay or cause to be paid all taxes, if any (but not including any transfer taxes), on the issuance of the Shares.  FPL Group shall not, however, be required to pay any amount for any expenses of the Manager or counsel to the Manager, except in accordance with the provisions of Section 4(o), 7 and 9 hereof.  FPL Group shall not in any event be liable to the Manager for damages on account of loss of anticipated profits.

(d) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act, FPL Group will notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus or any Permitted Free Writing Prospectus has been filed; FPL Group will prepare and file with the Commission, promptly upon the Manager's request, any amendments or supplements to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager's reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; and FPL Group will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424 under the Securities Act or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the period prescribed.

(e) FPL Group will promptly advise the Manager of the filing of the Prospectus pursuant to Rule 424, of the filing of any material pursuant to Rule 433 and any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, FPL Group will use every commercially reasonable effort to obtain the prompt lifting or removal of such order.

(f) Prior to the termination of this Agreement or any Terms Agreement, FPL Group will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any amendment or supplement to the Pricing Disclosure Package without prior notice to the Manager and to Hunton & Williams LLP, who are acting as counsel for the Manager, or (if the filing would occur between the offer date and Settlement Date for any Shares) any such amendment or supplement to which the Manager shall reasonably object in writing, or which shall be unsatisfactory to counsel for the Manager.  This Section 4(f) shall not apply to any filing made by FPL Group pursuant to Section 13, 14 or 15(d) of the Exchange Act in the normal course.

(g) FPL Group has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by FPL Group with the Commission or retained by FPL Group under Rule 433 under the Securities Act, and will not make any such offer without prior notice to the Manager and to Hunton & Williams LLP, who are acting as counsel for the Manager, or (if the filing would occur between the offer date and Settlement Date for any Shares) any such offer to which the Manager shall reasonably object in writing, or which shall be unsatisfactory to counsel for the Manager.

(h) Subject to Section 4(e) hereof, FPL Group will timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by FPL Group with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares.  FPL Group will provide, a reasonable period prior to any proposed filing, a copy of each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q to Hunton & Williams LLP, who are acting as counsel for the Manager. If the filing of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K shall have occurred between the giving of a Placement Instruction and the Settlement Date with respect to the sale of any Shares, and the Manager shall have reasonably objected in writing to the adequacy of the information contained in such report, the Manager shall have no obligation to consummate the sale of such Shares on such Settlement Date and FPL Group shall indemnify and hold the Manager harmless against any and all losses, claims, damages or liabilities (including reasonable counsel fees) to which the Manager may become subject for the failure to consummate the sale of such Shares on such Settlement Date.

(i) FPL Group will pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(j) If at any time when the gross sales proceeds of all Shares sold hereunder and under any Terms Agreements is less than the Maximum Amount and FPL Group receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, then prior to issuing any new Placement Instruction, FPL Group will (i) promptly notify the Manager regarding such notice or other ineligibility, (ii) promptly file with the Commission a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Manager, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective under the Securities Act as soon as reasonably practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (iv) promptly notify the Manager of such effectiveness.  FPL Group will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which FPL Group has otherwise become ineligible.

(k) If immediately prior to the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Manager, then, prior to issuing any Placement Instruction with respect to any such unsold Shares, FPL Group will take such action as is necessary or appropriate in accordance with this Section 4(k) to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus forming part of the expiring Registration Statement.  In such event, if FPL Group has not already done so and is eligible to do so, it will, prior to the Renewal Deadline, file with the Commission a new automatic shelf registration statement relating to any unsold Shares, in a form satisfactory to the Manager.  If FPL Group is not eligible to file an automatic shelf registration statement, FPL Group will, prior to the Renewal Deadline, if it has not already done so, file with the Commission a new shelf registration statement relating to any unsold Shares, in a form satisfactory to the Manager, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  FPL Group will take all other action necessary or appropriate to permit the public offering and sale of any unsold Shares to continue as contemplated in the Prospectus forming part of the expiring Registration Statement.

(l) During the period in which a prospectus is required to be delivered in connection with any sale of Shares, (i) FPL Group will promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading, and (ii) subject to Section 4(e), FPL Group will, prior to issuing any new Placement Instruction, prepare and furnish, at FPL Group's expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.  The foregoing sentence shall not apply to statements in or omissions from any Prospectus made in reliance upon and in conformity with written information furnished to FPL Group by the Manager, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof.  The Manager agrees and acknowledges that, after receipt of any such notice from FPL Group pursuant to this Section 4(l), it shall cease to make any sales of Shares hereunder, whether or not sales pursuant to a Placement Instruction are pending at the time of such receipt, until it receives copies of the Prospectus as so amended or supplemented.

(m) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then, prior to issuing any new  Placement Instruction, FPL Group will promptly notify the Manager of the existence of such conflict, untrue statement or omission and amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to FPL Group by the Manager, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 7(b) hereof.

(n) If the Manager is required to deliver, in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, FPL Group will prepare, at its expense (except as provided in this Section 4(n) below), promptly upon request of the Manager, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.  Should the event requiring delivery of such prospectus relate solely to activities of the Manager, then the Manager shall assume the expense of preparing and furnishing copies of any such amendment.  In case the Manager is required to deliver a Prospectus during such nine-month period, FPL Group upon the request of the Manager will furnish to the Manager, at the expense of the Manager, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Securities Act.

(o) FPL Group will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the blue sky laws of such United States jurisdictions as the Manager may designate and will pay or cause to be paid filing fees and expenses (including fees of counsel to the Manager not to exceed $5,000 and reasonable disbursements of such counsel), provided that FPL Group shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by FPL Group to be unduly burdensome.

(p) FPL Group will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (including holders of the Shares) as soon as practicable an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(q) FPL Group will not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any "prospectus" (within the meaning of the Securities Act), or use any "prospectus" (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or any Issuer Free Writing Prospectus to which the Manager does not reasonably object (a "Permitted Free Writing Prospectus").

(r) FPL Group will not, and will not permit its subsidiaries to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of FPL Group to facilitate the sale or resale of the Shares.

(s) FPL Group will use its commercially reasonable efforts to maintain the listing of the Common Stock on the NYSE.

(t) For purposes of this Agreement, the term "Representation Date" means the date on which any of the following shall occur:  (i) the Registration Statement is amended by post-effective amendment or the Prospectus is supplemented (other than by any filing referred to in clause (ii) below, by the filing of a Current Report on Form 8-K (unless the Manager reasonably requests) or by a prospectus supplement filed pursuant to Rule 424 under the Securities Act relating solely to the offering of securities other than the Shares); (ii) FPL Group files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q; or (iii) the Shares are delivered to the Manager pursuant to a Terms Agreement; provided, however, that if a Representation Date shall have occurred pursuant to clause (i) above in connection with the transaction contemplated by such Terms Agreement, no Representation Date shall be deemed to have occurred pursuant to clause (i).  For the avoidance of doubt, the Prospectus shall not be deemed to be supplemented by the filing of any Permitted Free Writing Prospectus with the Commission unless such Permitted Free Writing Prospectus contains material information neither included nor incorporated by reference in the Prospectus.  On the date of this Agreement and, subject to Section 4(y), on each Representation Date, FPL Group will furnish or cause to be furnished to the Manager a certificate dated as of the date of this Agreement or such Representation Date, as the case may be, in form reasonably satisfactory to the Manager to the effect of the statements contained in the certificates referred to in Sections 5(b) and 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(u) On the date of this Agreement, FPL Group will furnish or cause to be furnished to the Manager a certificate of the Secretary of FPL Group, dated as of such date, in form and substance reasonably satisfactory to the Manager. Subject to Section 4(y), on each Representation Date, FPL Group will furnish or cause to be furnished to the Manager a certificate of the Secretary of FPL Group, dated as of such Representation Date, in form and substance the same in all material respects as the certificate furnished by FPL Group to the Manager on the date of this Agreement.

(v) On the date of this Agreement and, subject to Section 4(y), on each Representation Date, Hogan & Hartson LLP, counsel to FPL Group, or other counsel reasonably satisfactory to the Manager, shall deliver a written opinion and a negative assurance letter, each dated as of the date of this Agreement or such Representation Date, as the case may be, in substantially the form and substance prescribed by Schedule B, but modified as set forth in Section 5(d).

(w) On the date of this Agreement and, subject to Section 4(y), on each Representation Date, Hunton & Williams LLP, counsel to the Manager, shall deliver a written opinion, dated as of the date of this Agreement or such Representation Date, as the case may be, in substantially the form and substance prescribed by Schedule C, but modified as set forth in Section 5(e).

(x) On the date of this Agreement and, subject to Section 4(y), on each date that (i) the Registration Statement is amended by post-effective amendment or the Prospectus is supplemented to include additional or amended financial information (other than as a result of any filing referred to in clause (ii) or (iii) below), (ii) FPL Group files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) if reasonably requested by the Manager, FPL Group files with the Commission a Current Report on Form 8-K which is incorporated by reference in the Prospectus and which contains financial information, or (iv) if requested by the Manager, Shares are delivered to the Manager pursuant to a Terms Agreement (unless an event specified in clause (i) shall have occurred in connection with the transaction contemplated by such Terms Agreement), FPL Group will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Manager, to furnish the Manager a letter, dated the date of effectiveness of such post-effective amendment, the date of filing of a supplement to the Prospectus with the Commission, the date of filing of an Annual Report, Quarterly Report or Current Report with the Commission, or the Time of Delivery pursuant to such Terms Agreement, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(f) of this Agreement, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter.  For the avoidance of doubt, the Prospectus shall not be deemed to be supplemented by the filing of any Permitted Free Writing Prospectus with the Commission.

(y) FPL Group may notify the Manager by telephone (confirmed promptly by electronic mail), or by such other method as FPL Group and the Manager shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Representation Date (other than the Representation Date relating to the date of filing of FPL Group's Annual Report on Form 10-K) that it does not intend to sell Shares under this Agreement for the period commencing on such Representation Date and continuing until the next succeeding Representation Date.  If FPL Group shall have provided such notice, the requirements to provide certificates pursuant to Sections 4(t) and 4(u) hereunder, legal opinions and negative assurance letters pursuant to Sections 4(v) and 4(w) hereunder, and letters from independent accountants pursuant to Section 4(x) hereunder shall be waived in respect of such Representation Date.  Notwithstanding the foregoing, if FPL Group delivers a Placement Instruction to the Manager at a time that is (I) following a Representation Date in respect of which deliveries to the Manager of the documents required by any of Sections 4(t)–4(x) hereunder were waived, and (II) prior to the next Representation Date, the Manager shall not be obligated to sell any Shares pursuant to such Placement Instruction until all documents required by each such applicable Section of this Agreement shall have been provided to the Manager and FPL Group shall have provided the Manager with a customary due diligence update.

(z) FPL Group will make available to the Manager appropriate representatives of FPL Group during normal business hours, and upon reasonable advance notice by the Manager, to aid in the conduct of the Manager's due diligence investigations.

(aa) FPL Group consents to the Manager's trading in the Common Stock for the Manager's own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(bb) If, to the knowledge of FPL Group, any condition set forth in Section 5(c) of this Agreement shall not have been satisfied or the representation set forth in Section 2(d) is no longer true and correct, in each case on the applicable Settlement Date, FPL Group will offer to any person who has agreed to purchase the Shares from FPL Group as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(cc) FPL Group agrees that each acceptance by FPL Group of an offer to purchase the Shares hereunder, and each execution and delivery by FPL Group of a Terms Agreement, shall be deemed to be an undertaking that representations and warranties of FPL Group contained in or made pursuant to this Agreement will be so true and correct as of the Settlement Date or Time of Delivery relating to the sale of the Shares subject to such offer to purchase or Terms Agreement, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

5. Conditions of the Manager's Obligations.  The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties of FPL Group herein on the date hereof, as of each Applicable Time, as of the date of any executed Terms Agreement and as of each Settlement Date and Time of Delivery, in each case as if made on and as of such date, (ii) the performance by FPL Group of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in accordance with the Securities Act and Section 4(a) hereof.

(b) The Manager shall have received on every date specified in Section 4(t) a certificate from FPL Group dated such date and signed by an officer of FPL Group to the effect set forth in subclauses (i) and (ii) of the first sentence of this Section 5, but modified as and to the extent provided in Section 4(t).

(c) No stop order suspending the effectiveness of the Registration Statement shall be in effect on any Settlement Date or at any Time of Delivery; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on any Settlement Date or at any Time of Delivery; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on any Settlement Date or at any Time of Delivery; no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL Group and not removed by any Settlement Date or any Time of Delivery; and, subject to Section 4(y), the Manager shall have received on every date specified in Section 4(t), a certificate from FPL Group dated such date and signed by an officer of FPL Group to the effect that, as of such date, to the best of his or her knowledge, no such order is in effect and no proceedings for either such purpose are pending before, or to the knowledge of FPL Group threatened by, the Commission.

(d) The Manager shall have received from Hogan & Hartson LLP, counsel for FPL Group, or other counsel reasonably satisfactory to the Manager, on every date specified in Section 4(v), subject to Section 4(y), an opinion and a negative assurance letter, each dated such date, in substantially the form and substance prescribed in Schedule B hereto (i) with such changes therein as may be agreed upon by FPL Group and the Manager, with the approval of counsel for the Manager, and (ii) if the Prospectus relating to the Shares shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

(e) The Manager shall have received from Hunton & Williams LLP, counsel for the Manager, on every date specified in Section 4(w), subject to Section 4(y), an opinion, dated such date, in substantially the form and substance prescribed in Schedule C hereto (i) with such changes therein as may be agreed upon by FPL Group and the Manager, with the approval of counsel for the Manager, and (ii) if the Prospectus relating to the Shares shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

(f) The Manager shall have received from Deloitte & Touche LLP, FPL Group's independent registered public accounting firm (or any successor thereto), on every date specified in Section 4(x), subject to Section 4(y), a letter or letters (which may refer to letters previously delivered to the Manager) dated the respective dates of delivery thereof to the effect that (i) they are an independent registered public accounting firm with respect to FPL Group within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements of FPL Group audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of performing a review of interim financial information as described in Statement on PCAOB AU722, Interim Financial Information, on the unaudited condensed consolidated financial statements of FPL Group, if any, incorporated by reference in the Prospectus a reading of the latest available interim unaudited condensed consolidated financial statements of FPL Group, if any, since the close of FPL Group's most recent audited fiscal year, a reading of the minutes and consents of the Board of Directors, the Audit Committee of the Board of Directors and the Finance & Investment Committee of the Board of Directors and of the shareholders of FPL Group since the end of the most recent audited fiscal year, and inquiries of officials of FPL Group who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the Public Company Accounting Oversight Board (United States) and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the Manager's purposes), nothing has come to their attention which caused them to believe that (A) the unaudited condensed consolidated financial statements of FPL Group, if any, incorporated by reference in the Prospectus, (I) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (II) except as disclosed in the Prospectus, require any material modifications for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of FPL Group incorporated by reference in the Prospectus, as applicable; (B) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt including current maturities and excluding fair value swaps and amortization of the unamortized premiums and discount on long-term debt of FPL Group and its subsidiaries, or decrease in FPL Group's common shareholders' equity, in each case as compared with amounts shown in the most recent condensed consolidated balance sheet incorporated by reference in the Prospectus, except in all instances for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or as occasioned by the issuance, forfeiture or other acquisition of common stock pursuant to or in connection with sales of Shares pursuant to this Agreement, any employee or director benefit or compensation plan, FPL Group's dividend reinvestment plan, the exercise of options and/or warrants originally issued by Gexa Corp. and assumed by FPL Group in connection with the acquisition of Gexa Corp. in 2005, or which are described in such letter; or (C) for the period from the date of the most recent condensed consolidated balance sheet incorporated by reference in the Prospectus to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income, except in all instances for decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Prospectus and Exhibit 12(a) to the Registration Statement and such other items as the Manager may reasonably request.

(g) Since the respective most recent times as of which information is given in the Pricing Disclosure Package, and up to the Settlement Date or Time of Delivery, as the case may be, (i) there shall have been no material adverse change in the business, properties or financial condition of FPL Group and its subsidiaries taken as a whole; and (ii) there shall have been no transaction entered into by FPL Group or any of its subsidiaries that is material to FPL Group and its subsidiaries taken as a whole, other than transactions disclosed in or contemplated by the Pricing Disclosure Package, and transactions in the ordinary course of business; and at each date specified in Section 4(t), subject to Section 4(y), the Manager shall have received a certificate to such effect from FPL Group signed by an officer of FPL Group.

(h) Since the respective most recent times as of which information is given in the Pricing Disclosure Package, and up to the Settlement Date or the Time of Delivery, there shall not have occurred (i) any general suspension of trading in securities on the NYSE or any establishment by the NYSE or by the Commission or by any federal or state agency or by the decision of any court of any limitation on prices for such trading or any general restrictions on the distribution of securities, any suspension or material limitation of trading in any securities of FPL Group by any exchange located in the United States or on the over-the-counter market located in the United States, or the declaration of a general moratorium on commercial banking activities by New York or federal authorities, or (ii) any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, if the effect of any such event specified in this clause (ii) is such as to make it, in the reasonable judgment of the Manager, impracticable or inadvisable to proceed with the offering of the Shares.

(i) All legal proceedings to be taken in connection with the issuance and sale of the Shares shall have been satisfactory in form and substance to counsel for the Manager.

(j) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.

(k) The Common Stock shall be an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, or another exemptive provision shall be satisfied in accordance with Section 3(d) hereof.

(l) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable period prescribed for such filing by Rule 424.

FPL Group will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests.  The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6. Conditions of FPL Group's Obligations.  The obligation of FPL Group to deliver the Shares shall be subject to the following conditions:  (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect on any Settlement Date or at any Time of Delivery, as applicable; (b) no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on any Settlement Date or at any Time of Delivery, as applicable; (c) no proceedings for either such purpose shall be pending before, or threatened by, the Commission on any Settlement Date or at any Time of Delivery; and (d) no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL Group and not removed by any Settlement Date or Time of Delivery.

7. Indemnification.  (a)  FPL Group agrees to indemnify and hold harmless the Manager, each officer and director of the Manager and each person who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Manager may become subject under the Securities Act or any other statute or common law and to reimburse the Manager and each officer, director and controlling person of the Manager for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this subsection (a) of Section 7 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FPL Group by or on behalf of the Manager expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof.  The indemnity agreement of FPL Group contained in this subsection (a) of Section 7 and the representations and warranties of FPL Group contained in Section 2 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager, or any such officer, director or controlling person, and shall survive the delivery of the Shares.  Without limiting Section 7(c), the Manager agrees promptly to notify FPL Group of the commencement of any litigation or proceedings against the Manager or any such officer, director or controlling person in connection with the issuance and sale of the Shares.

(b) The Manager agrees to indemnify and hold harmless FPL Group, its officers and directors, and each person who controls FPL Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FPL Group by or on behalf of the Manager expressly for use in connection with the preparation of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof.  The Manager hereby furnishes to FPL Group in writing expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus:  Under "Plan of Distribution" in the prospectus supplement dated January 27, 2009, the last sentence in the first paragraph thereof and the first and third sentences in the second paragraph thereof (or identical statements in any other Prospectus relating to the Shares used after the date of this Agreement).  FPL Group acknowledges that the statements set forth in the preceding sentence constitute the only information furnished in writing by or on behalf of the Manager expressly for inclusion in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus.  The indemnity agreement of the Manager contained in this subsection (b) of Section 7 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL Group or any of its officers or directors or any such controlling person, and shall survive the delivery of the Shares.  Without limiting Section 7(c), FPL Group agrees promptly to notify the Manager of the commencement of any litigation or proceedings against FPL Group (or any controlling person thereof) or any of its officers or directors in connection with the issuance and sale of the Shares.

(c) FPL Group and the Manager each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 7, it will promptly give written notice of the commencement thereof to the party against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party of any such action shall not relieve such indemnifying party from any liability which it may have to the indemnified party otherwise than on account of this indemnity agreement.  In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party and reasonably satisfactory to the indemnified party who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by such defendant or defendants; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified party who is party to such action).  FPL Group and the Manager each agree not to settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section 7, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d) If, or to the extent, the indemnification provided for in subsection (a) or (b) of this Section 7 shall be unenforceable under applicable law by an indemnified party, the indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subsection (a) or (b) of this Section 7 shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of FPL Group on the one hand and the Manager on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by FPL Group on the one hand and the Manager on the other hand from the offering of the Shares pursuant to this agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation.  Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FPL Group or the Manager and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  FPL Group and the Manager agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this subsection (d), the Manager shall not be required to contribute in excess of the amount equal to the excess of (A) the total price at which the Shares were sold by it under this Agreement, over (B) the amount of any damages which the Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

8. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of FPL Group or its officers and of the Manager set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, FPL Group or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.  If any Shares have been sold hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

9. Termination.  (a)  FPL Group shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except (i) if any of the Shares have been sold through the Manager for FPL Group, then Section 4(r) shall remain in full force and effect, (ii) with respect to any pending sale through the Manager for FPL Group, the obligations of FPL Group, including in respect of compensation of the Manager and payment of expenses of FPL Group and the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 4(i), 4(n), 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(i), 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 7, 8, 9, 10, 11, 12 and 13 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or FPL Group, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

10. Research Independence.  FPL Group acknowledges that the Manager's research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager's research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to FPL Group and/or the offering of Shares that differ from the views of their investment bankers.  FPL Group hereby waives and releases, to the fullest extent permitted by law, any claims that FPL Group may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager's independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to FPL Group by the Manager's investment banking divisions.  FPL Group acknowledges that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.

11. Applicable Law.  The validity and interpretation of this Agreement and any Terms Agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles thereunder which would require the application of the law of another jurisdiction.  This Agreement and any Terms Agreement shall inure to the benefit of, and be binding upon, FPL Group, the Manager and, with respect to the provisions of Section 7 hereof, each officer, director or controlling person referred to in such Section 7, and their respective successors.  Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained.  The term "successors" as used in this agreement shall not include any purchaser, as such purchaser, of any Shares from the Manager.

12. No Fiduciary Duty.  FPL Group acknowledges and agrees that the Manager is acting solely in the capacity of arm's length contractual counterparty to FPL Group with respect to the offering of the Shares as contemplated by this Agreement and any Terms Agreement and not as financial advisors or fiduciaries to FPL Group in connection herewith.  Additionally, the Manager is not advising FPL Group as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Shares as contemplated by this Agreement and any Terms Agreement.  Any review by the Manager of FPL Group in connection with the offering of the Shares contemplated by this Agreement and any Terms Agreement will not be performed on behalf of FPL Group.

13. Notices.  All communications hereunder and under any Terms Agreement shall be in writing (including electronic mail), and, if mailed to the Manager, shall be mailed or delivered to the Manager at the address set forth on first page hereto, or if mailed to FPL Group shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.

14. Counterparts.  This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,
FPL Group, Inc.
/s/ Paul Cutler
Name: Paul Cutler
Title: Treasurer

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.
Credit Suisse Securities (USA) LLC

/s/ Ray Wood
Name: Ray Wood
Title: Managing Director

Index to Schedules

Schedule A:   Form of Placement Instruction

Schedule B:   Form of Issuer's Counsel Opinion

Schedule C:   Form of Manager's Counsel Opinion